UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

November 9, 2017

THE GAP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7562	94-1697231
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Folsom Street San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)
(415) 427-0100
(Registrant’s telephone number,
including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 9, 2017, the Board of Directors of The Gap, Inc. (the “Company”) elected Chris O’Neill to serve as a director of the Company, effective February 4, 2018. The Board has determined that Mr. O’Neill is independent under the New York Stock Exchange rules. On November 14, 2017, the Company issued a press release announcing Mr. O’Neill’s election. A copy of the press release is attached hereto as Exhibit 99.1.

In connection with Mr. O’Neill’s election to the Board of Directors, he will receive Company stock units with an initial aggregate value of $160,000 (based on the then-current fair market value of the Company's common stock) upon the effective date of his election.  The terms of these stock units, as well as the terms of Mr. O’Neill's other compensation for service as a director, will be consistent with the stock units and other compensation for the Company's other non-employee directors, as described in the Proxy Statement for the Company's 2017 Annual Meeting of Shareholders.

Item 9.01.    Financial Statements and Exhibits

99.1	Press Release dated November 14, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GAP, INC.
(Registrant)

Date:	November 14, 2017	By:	/s/ Thomas J. Lima
Thomas J. Lima
Senior Vice President and
General Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated November 14, 2017